Exhibit 10.4

SHARES PURCHASE AGREEMENT

THIS SHARES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of July 2, 2019 by and among:

1.	Genetron Holdings Limited (泛生子基因（控股）有限公司), an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”);

2.	Genetron Health(Hong Kong) Company Limited (泛生子基因(香港)有限公司 ), a company organized and existing under the laws of Hong Kong (the “HK Co.”);

3.

Genetron (Tianjin) Co., Ltd. (天津泛生子有限公司), a wholly foreign owned enterprise organized and existing under the laws of the People’s Republic of China (the “PRC”, for the purpose of this Agreement only, excluding Hong Kong Special Administrative Region, Macaw Special Administrative Region and Taiwan) (the “WFOE”);

4.	Genetron Health (Beijing) Co., Ltd. (北京泛生子基因科技有限公司), a limited liability company organized and existing under the laws of PRC (the “PRC Affiliate”);

5.	Each of the persons as set forth in Schedule 1-1 attached hereto (the “Founders” and each, a “Founder”).

6.	The entity as set forth in Schedule 1-2 attached hereto (the “BVI Company”).; and

7.	Each of the entities as set forth in Schedule 2 attached hereto (the “Investors” and each, an “Investor”).

The Company, the HK Co., the WFOE, the PRC Affiliate and all their direct or indirect subsidiaries are referred to collectively herein as the “Group Companies”, and each a “Group Company”.

RECITALS

A.    The Company desires to issue and sell to the Investors, and the Investors desire to purchase from the Company certain number of Ordinary Shares and Preferred Shares on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

AGREEMENT TO PURCHASE AND SELL SHARES

SECTION 1.01 Agreement to Purchase and Sell Purchased Shares.

Subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each of the Investors, and each of the Investors shall severally and not jointly, purchase from the Company that number of Ordinary Shares and/or Preferred Shares (the “Purchased Shares”) as set forth opposite such Investor’s name on Schedule 2, at the aggregate purchase price set forth opposite such Investor’s name in Schedule 2 (the “Purchase Price”) upon the Closing (as defined in the Section 2.01 below), and having the rights, privileges and restrictions as set forth in the Second Amended and Restated Memorandum and Articles of Association of the Company attached hereto as Exhibit A (the “Restated Articles”), the Shareholders Agreement to be entered into at the Closing and attached hereto as Exhibit B (the “Shareholders Agreement”), and the subscriptions details attached hereto as Schedule 2. The ordinary shares of the Company issuable upon conversion of the applicable Purchased Shares will be hereinafter referred to as the “Conversion Shares”.

SECTION 1.02 Transfer of Funds.

Each of the Investors shall pay their respective Purchase Price by wire transfer of United States dollars (for the avoidance of doubt, the amount of such US dollars shall be calculated and determined in accordance with the foreign exchange rate as quoted by the People’s Bank of China on the day such payment is remitted, namely, the intermediate ratio of USD/CNY exchange) in immediately available funds to a designated account of the Company as soon as practicable after the Closing but in no event later than twenty (20) business days or at such other time as the Company and the Investors may mutually agree in writing after all the following conditions have been satisfied or waived by the relevant Investors: (i) the Company shall have delivered wire transfer instructions to such Investor, (ii) with respect to Tianjin Kangyue (as defined in Schedule 2), Tianjin Yuanjufu (as defined in Schedule 2) and Parkland Medtech Limited, the PRC Affiliate shall have duly completed the registration regarding the reduction of registered capital of中源协和细胞基因工程股份有限公司, 中金康瑞壹期（宁波）股权投资基金合伙企业（有限合伙） and深圳鹏瑞集团有限公司in PRC Affiliate with State Administration for Market Regulation or its local counterparts, (iii) with respect to Tianjin Kangyue, 中金康瑞壹期（宁波）股权投资基金合伙企业（有限合伙） shall have received RMB 3 million from the PRC Affiliate or other Person as its total consideration of capital reduction, (iv) with respect to Genetron Jun’an (as defined in Schedule 2), Genetron Juncheng (as defined in Schedule 2), Tianjin Kangyue, Tianjin Yuanjufu and Tianjin Tianshu (as defined in Schedule 2) (collectively the “ODI Investors”), such ODI Investors shall have completed the registration and other procedures required under applicable PRC laws relating to the overseas direct investment (“ODI Registration”), including filing with National Development and Reform Commission or its local counterparts regarding overseas direct investment project, registration with Ministry of Commerce or its local counterparts regarding enterprise established through overseas direct investment and foreign exchange registration and purchasing with commerce bank with foreign exchange business as authorized by State Foreign Exchange Bureau or its local counterparts.

SECTION 1.03 Post-Investment Capitalization Structure.

Following the full issue and sale of the Purchased Shares, the post-investment capitalization structure of the Company on an as-converted and fully-diluted basis shall be as set forth in Schedule 3.

ARTICLE II

CLOSINGS; DELIVERY

SECTION 2.01 Closing.

The closing of the issuance and sale of the Purchased Shares shall take place remotely via the exchange of documents and signatures as soon as practicable after all the closing conditions as set forth in Article VI and Article VII hereof have been satisfied or waived (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or otherwise written waiver thereof at the Closing), or at such other time and place as the Company and the Investors may mutually agree in writing (the “Closing”, and the date for Closing is defined as the “Closing Date”). For the avoidance of doubt, each Investor has the right, at its sole discretion, to proceed with the Closing under the terms and conditions hereof, and each Investor’s decision to proceed with the Closing shall be independent from that of each other Investor.

SECTION 2.02 Delivery.

At the Closing, in addition to any items the delivery of which is made an express condition to the Investors’ obligations at the Closing pursuant to Article VI, the Company shall, and the Founders shall cause the Company to, deliver to each of the Investors (i) a copy of updated register of members of the Company showing such Investor as the holder of Purchased Shares purchased by such Investor hereunder, certified as true by the registered agent of the Company, (ii) a copy of updated register of directors of the Company, showing the appointment of the new directors, certified as true by the registered agent of the Company, (iii) a copy or copies of duly issued share certificate or certificates issued in the name of such Investor representing the class, series and number of Purchased Shares purchased by such Investor pursuant to Section 1 hereunder, duly signed for and on behalf of the Company (the original of which shall be delivered to the Investors within five (5) business days after the Closing); and (iv) a copy of the good standing certificate with respect to the Company dated not more than thirty (30) days prior to Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

The Group Companies, the BVI Company and the Founders (collectively, the “Seller Parties” and individually, a “Seller Party”) hereby jointly and severally represent and warrant to the Investors, as of the date hereof and as of the Closing, that each of the statements as follows is true, correct and complete.

SECTION 3.01 Organization, Standing.

Each Seller Party (to the extent not a natural Person) is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party. Each of the Seller Parties is not in receivership or liquidation; no steps have been taken to enter into liquidation; and no petition has been presented for winding up any Seller Parties; and there are no grounds on which a petition or application might be based for the winding up or appointment of a receiver of any Seller Parties.

SECTION 3.02 Capitalization.

The authorized share capital of the Company consists of the following:

(a) Ordinary Shares. Immediately prior to the Closing, a total of 2,328,917,000 authorized ordinary shares, par value US$ 0.00002 per share, of the Company (the “Ordinary Shares”), of which 5 shares are issued and outstanding.

(b) Preferred Shares. Immediately prior to the Closing, (i) a total of 47,600,000 authorized series A-1 preferred shares, par value US$ 0.00002 per share, of the Company, of which none was issued and outstanding (the “Series A-1 Preferred Shares”); (ii) a total of 19,760,000 authorized series A-2 preferred shares, par value US$ 0.00002 per share, of the Company, of which none was issued and outstanding (the “Series A-2 Preferred Shares”, collectively with Series A-1 Preferred Shares, the “Series A Preferred Shares”); (iii) a total of 43,363,500 authorized series B preferred shares, par value US$ 0.00002 per share, of the Company, of which none was issued and outstanding (the “Series B Preferred Shares”); (iv) a total of 60,359,500 authorized series C preferred shares, par value US$ 0.00002 per share, of the Company, of which none was issued and outstanding (the “Series C Preferred Shares”, collectively with Series A Preferred Shares and Series B Preferred Shares, the “Preferred Shares”).

(c) Options, Reserved Shares. The Company has reserved enough Ordinary Shares for issuance upon the conversion of Preferred Shares. Except for (i) the conversion privileges of the Preferred Shares, (ii) the 33,961,500 Ordinary Shares reserved for issuance to employees pursuant to the Company’s employee share option plans (the “ESOP”) to be approved by the board of directors of the Company (the “Board of Directors”), and (iii) the preemptive rights provided in the Shareholders Agreement, there are no options, warrants, conversion privileges, agreements or rights of any kind with respect to the issuance or purchase of the shares of any Group Company. Apart from the exceptions noted in this Section 3.02(c), the Shareholders Agreement and Control Documents (as defined in the Section 6.10 below), no shares (including the Purchased Shares and Conversion Shares) of any Group Company’s outstanding share capital, registered capital, or shares issuable upon exercise or exchange of any outstanding options or other shares issuable by any Group Company, are subject to any preemptive rights, rights of first refusal or other rights of any kind to purchase such shares (whether in favor of any Group Company or any other person).

SECTION 3.03 Due Authorization.

All corporate action on the part of the Seller Parties (excluding PRC Affiliate’s direct or indirect subsidiaries) and, as applicable, their respective officers, directors and shareholders necessary for (i) the authorization, execution and delivery of, and the performance of the obligations of the Seller Parties (excluding PRC Affiliate’s direct or indirect subsidiaries) under this Agreement and the Shareholders Agreement and the various agreements, instruments or documents attached to or entered into in connection with this Agreement (collectively, “Ancillary Agreements”, and collectively with this Agreement, the Shareholders Agreement, the “Transaction Documents”), the Restated Articles, the certificate of incorporation or other equivalent corporate charter documents of any of the Group Companies (collectively with the Restated Articles, the “Constitutional Documents”) and (ii) the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and of the Conversion Shares has been taken or will be taken prior to the Closing. Each of the Transaction Documents and the Constitutional Documents is or will, upon its execution be a valid and binding obligation of each Seller Parties (excluding PRC Affiliate’s direct or indirect subsidiaries) enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

SECTION 3.04 Valid Issuance of Purchased Shares.

The Purchased Shares are, and Conversion Shares when issued, sold and delivered in accordance with the terms of this Agreement will be, duly and validly issued, fully paid and non-assessable and will be free of any Encumbrance (as defined below), other than any Encumbrances arising under the Restated Articles, the Shareholders Agreement and other Transaction Documents. “Encumbrance” means any claim, mortgage, lien, pledge, option, charge, security interest, encumbrance or other similar right of any third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to grant any of the foregoing in the future. The issuance of the Purchased Shares is and will be in full compliance with the requirements of all applicable securities laws and regulations including, to the extent applicable, the registration and prospectus delivery requirements of the Securities Act, or in compliance with applicable exemptions therefrom, and all other provisions of applicable securities laws and regulations.

SECTION 3.05 Litigation.

There is no action, suit, proceeding, claim, arbitration or investigation pending or currently threatened against any Group Company.

SECTION 3.06 Compliance with Laws; Consents and Permits.

None of any Group Company is or has been in violation of any material respect of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof regarding to the conduct of its business or the ownership of its properties. All consents, licenses, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any governmental authority and any third party which are required to be obtained or made by each Group Company in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to and shall be fully effective as of the Closing (if it occurs).

SECTION 3.07 Disclosure.

No representation or warranty by any Seller Party in this Agreement or in any Transaction Document and no information or materials provided by any Seller Party to the Investors in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

SECTION 3.08 Approvals.

Each approval, authorization or consent which is required to be obtained by each Group Company (excluding PRC Affiliate’s direct or indirect subsidiaries) in connection with the consummation of the transactions contemplated under this Agreement and the other Transaction Documents will have been obtained prior to and be effective as of the Closing.

SECTION 3.09 Non-Contravention.

The execution, delivery and performance by each Seller Party of and compliance with this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby will not result in (i) any violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under (a) the constitutional documents of such Seller Party, (b) any term or provision of any material contract to which such Seller Party is a party or by which it may be bound, or (c) any applicable law, (ii) the creation or imposition of any encumbrance upon, or with respect to, any of the properties or rights of any Seller Party with Material Adverse Effect on the Company or its business (except for such encumbrance created by the Transaction Documents), or (iii) any termination, modification, cancellation, or suspension of any right of, or any augmentation or acceleration of any obligation of, any Seller Party. “Material Adverse Effect” means any event, circumstance, occurrence or non-occurrence, arising or occurring, that is or would reasonably be expected to (i) have a material adverse effect on the business, operations, assets or liabilities; or (ii) result or would reasonably be expected to result in any invalidity, non-bindingness or unenforceability of this Agreement or any other agreements related in the transactions contemplated hereunder.

SECTION 3.10 Circular 37 Registrations.

Each of the Founders, who is a “domestic resident” (as defined in Circular 37) has duly obtained the foreign exchange registration with the competent local branch of the State Administration of Foreign Exchange in respect of his/her beneficial ownership of the holding company which holds the equity interest of the Company as required under Circular 37.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors hereby severally and not jointly represents and warrants to the Company as follows:

SECTION 3.11 Authorization.

Such Investor has all requisite power, authority and capacity to enter into this Agreement, and the Shareholders Agreement, and to perform its obligations under this Agreement, and the Shareholders Agreement. This Agreement has been duly authorized, executed and delivered by such Investor. This Agreement and the Shareholders Agreement, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

SECTION 3.12 Purchase for Own Account.

The Purchased Shares and the Conversion Shares will be acquired for such Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

ARTICLE V

COVENANTS OF THE SELLER PARTIES

The Seller Parties hereby jointly and severally covenant to the Investors as follows:

SECTION 4.01 Availability of Ordinary Shares.

At all times there shall be made available, free of any Encumbrances, for issuance and delivery upon conversion of the Purchased Shares such number of Ordinary Shares or other shares in the share capital of the Company as are from time to time issuable upon conversion of the Purchased Shares from time to time, and will take all steps necessary to increase its authorized share capital to provide for sufficient number of Ordinary Shares issuable upon conversion of the Purchased Shares.

SECTION 4.02 File of Articles.

Within five (5) business days following the Closing, the Restated Articles together with the special or written shareholders resolution on approving its adoption shall have been duly filed with the Registrar of Companies in the Cayman Islands, with the evidence duly delivered to the Investors.

SECTION 4.03 Reorganization.

The Seller Parties shall make commercially reasonable efforts to complete and cause completed all actions contemplated under the reorganization memorandum approved by the then shareholders of the PRC Affiliate.

SECTION 4.04 Compliance with Laws.

The Group Companies shall, and each of the Seller Parties shall cause the Group Companies to, use their respective reasonable best efforts to conduct their respective business as now conducted and as proposed to be conducted in all material respects in compliance with all applicable laws on a continuing basis, including but not limited to the laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, advertisement, intellectual property rights, taxation, labor and social welfare, welfare funds, social benefits, medical benefits, insurance, retirement benefits, and pensions or the like.

SECTION 4.05 Key Persons’ Service Term.

Without prior written consent of each Investor, Wang Sizhen (王思振) and Yan Hai (阎海) (collectively the “Key Persons”, and each a “Key Person”) covenant not to resign from the Group Companies voluntarily within five (5) years (“Minimum Service Term”) since October 10, 2017. If any Key Person resigns voluntarily with the prior consent of each Investor, the shares of the Company directly or indirectly held by such Key Person shall be redeemed by the Company in any way legally permitted at certain redemption price mutually agreed by the Company, such Key Person, and the Investors, and the number of shares to be redeemed of such Key Person is equal to the product obtained by multiplying (x) the aggregate number of the shares in the Company directly or indirectly by such Key Person by (y) a fraction, the numerator of which is the number of the month(s) remaining to be served for by such Key Person and the denominator of which is the total number of the month(s) of the Minimum Service Term.

SECTION 4.06 Transfer of Intellectual Properties.

Any intellectual property obtained or owned by any Founder that is material to the Group Companies’ business operation shall, to the maximum extent permitted by the applicable laws and as soon as practical, be transferred to the Group Companies with no compensation.

SECTION 4.07 Non-Competition.

Key Persons covenant not to, directly or indirectly, own or participate in business of molecular diagnosis outside the Group Companies which is substantially competitive with the Group Companies’ business (other than as a holder of less than five percent (5%) of the outstanding capital stock of a company without decision rights).

SECTION 4.08 Accounting Standards.

The Group Companies shall establish and maintain generally accepted accounting standards which comply with all applicable laws.

SECTION 4.09 Use of Proceeds

Solely with respect to Tianjin Yuanjufu, the Purchase Price paid by Tianjin Yuanjufu shall be used exclusively for the purpose of repurchasing the equity interest held by 中源协和细胞基因工程股份有限公司 in the PRC Affiliate.

SECTION 4.10 Use of Investors’ Name or Logo.

Without the prior written consent of any Investor, and whether or not such Investor is then the shareholders of the Company, none of the Group Companies nor their shareholders (excluding the Investors) shall use, publish or reproduce the names of any Investor or any similar names, trademarks or logos in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes in relation to any Group Company or the transactions contemplated hereunder, except for (i) the fact of the equity investments and shareholding in the Group Companies by the Investors (and in any such case shall not disclose the aggregate or individual investment amounts, pricing or ownership percentage, or any of the term of this Agreement, the Shareholders Agreement or any of the Ancillary Agreements); or (ii) required by the competent laws or regulatory authority.

ARTICLE VI

CONDITIONS OF INVESTORS’ OBLIGATIONS AT CLOSING

The obligations of each Investor to consummate the Closing under Section 2.01 of this Agreement are subject to the fulfillment, to the satisfaction of such Investor (or waiver thereof by such Investor) on or prior to the Closing Date, of the following conditions:

SECTION 5.01 Representations and Warranties True and Correct.

The representations and warranties made by the Seller Parties in Article III hereof shall be true and correct and complete when made, and shall be true and correct and complete as of the Closing Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

SECTION 5.02 Performance of Obligations.

Each Founder and each Group Company shall have performed and complied with all agreements, obligations and conditions that are required by the Transaction Documents to be performed or complied with by it on or before the Closing.

SECTION 5.03 Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investors, and the Investors shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 5.04 Approvals, Consents and Waivers.

Each Group Company (excluding PRC Affiliate’s direct or indirect subsidiaries) shall have obtained any and all approvals, consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, (i) all permits, authorizations, approvals, consents or permits of any governmental authority or regulatory body, (ii) resolutions approved by the shareholders and boards of directors of each Group Company (excluding PRC Affiliate’s direct or indirect subsidiaries) or its shareholders (if applicable), and (iii) the waiver by the existing shareholders of the Company of any anti-dilution rights, rights of first refusal, preemptive rights and all similar rights in connection with the issuance of the Purchased Shares at the Closing.

SECTION 5.05 Amendment to Constitutional Documents.

The Restated Articles shall have been duly adopted by the Company by all necessary corporate actions of its board of directors and its shareholders.

SECTION 5.06 Register of Members.

Each of the Investors shall have received a copy of the Company’s register of members, certified by the registered agent of the Company as true and complete as of the date of the Closing, updated to show such Investor as the holder of the Purchased Shares purchased by such Investor hereunder as of the Closing.

SECTION 5.07 Appointment of Directors and Board Observer.

The Company shall have taken all necessary corporate action such that (i) immediately prior to the Closing their respective board of directors shall have four (4) members, which members shall be He Weiwu, Yan Hai, Wang Sizhen, and Wu Xia, and evidence thereof shall have been delivered to each Investor;(ii) SUPERPOWER INVESTMENTS LTD. shall be entitled to appoint an observer to the board of directors of the Company.

SECTION 5.08 Execution of Transaction Documents.

The Company shall have delivered to the Investors the Transaction Documents, duly executed by the Company and all other parties thereto (except for the Investors).

SECTION 5.09 Execution of Director Indemnification Agreement.

The Company shall have delivered to Tianjin Kangyue a director indemnification agreement in the form attached hereto as Exhibit C, duly executed by the Company, Tianjin Kangyue and Wu Xia.

SECTION 5.10 Execution of Control Documents.

The Company shall have caused a set of Control Documents in the form as set forth in Exhibit D to be entered into between the WFOE, the PRC Affiliate, and all the then shareholders of the PRC Affiliate, which, once taking effect according to the terms and conditions therein, will enable WFOE to exercise effective control over the PRC Affiliate and its subsidiaries (the “Control Documents”): (i) Exclusive Option Agreement; (ii) Equity Pledge Agreement; (iii) Exclusive Business Cooperation Agreement; (iv) Power of Attorney and (v) Spousal Consent.

SECTION 5.11 Legal Opinion.

The Company shall have delivered to each Investor a legal opinion in form and substance to the satisfaction of each Investor issued by the Cayman Islands counsel of the Company, dated as of the Closing Date.

ARTICLE VII

CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING

The obligations of the Company under this Agreement at the Closing with respect to the Investors are subject to the fulfillment, on or prior to the Closing Date of the following conditions:

SECTION 7.01 Representations and Warranties.

The representations and warranties of the Investors contained in Article IV hereof shall be true and correct as of the Closing Date.

SECTION 7.02 Execution of Transaction Documents.

The Investors shall have executed and delivered to the Company the Transaction Documents to which it is a party.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Governing Law.

This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong SAR without regard to principles of conflicts of law thereunder.

SECTION 8.02 Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations therein may not be assigned by the Seller Parties without the written consent of the Investors. Notwithstanding the foregoing, Tianjin Kangyue shall be entitled to assign the rights and obligations under this Agreement to its affiliates, affiliated partnerships or funds managed by or affiliated with it or any of their respective directors, officers or partners without prior written notice to other parties, provided that such successor shall not be the Competitor of the Group Companies and shall have obtained all necessary approval, authorization or consent with any governmental authority which are required to be obtained or made in connection with its shareholding in the Company, and the Company and other Parties hereto shall facilitate to effectuate such assignment upon Tianjin Kangyue’s request and shall waive any rights of first refusal, preemptive rights and all similar rights in connection with such assignment, provided such assignee agrees in writing to be subject to the terms of this Agreement and other Transaction Documents as if it were an Investor hereunder or thereunder. For the purpose of this Agreement, “Competitor” means, any person who is engaged in the business of molecular diagnosis, which is directly or indirectly competitive with the Group Companies.

SECTION 8.03 Entire Agreement.

This Agreement, the Shareholders Agreement, any Ancillary Agreements, and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any investment, confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

SECTION 8.04 Termination.

This Agreement may be terminated prior to the Closing by mutual written Consent of the parties.

SECTION 8.05 Notices.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit E hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit E; or (d) three (3) business days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit E with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section by giving, the other parties written notice of the new address in the manner set forth above.

SECTION 8.06 Amendments.

Any term of this Agreement may be amended only with the written consent of the Seller Parties and the Investors.

SECTION 8.07 Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any Seller Party or Investor, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such Seller Party or Investor, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Seller Party or Investor of any breach of default under this Agreement or any waiver on the part of any Seller Party or Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Seller Parties and the Investors shall be cumulative and not alternative.

SECTION 8.08 Interpretation; Titles and Subtitles.

This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement. As used in this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.

SECTION 8.09 Counterparts.

This Agreement may be executed (including facsimile signature) in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

SECTION 8.10 Severability.

If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

SECTION 8.11 Confidentiality and Non-Disclosure.

The parties hereto agree to be bound by the confidentiality and non-disclosure provisions of the Shareholders Agreement, which shall mutatis mutandis apply.

SECTION 8.12 Further Assurances.

Each party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

SECTION 8.13 Dispute Resolution.

Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted. The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English.

SECTION 8.14 Adjustments for Share Splits, Etc.

Wherever in this Agreement there is a reference to a specific number of shares of a class or series of shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

SECTION 8.15 Indemnification.

The Seller Parties shall jointly and severally indemnify, defend and hold harmless the Investors, and their affiliates, directors, officers, employees, agents, successors and assigns (each, an “Indemnified Person”) from and against any loss suffered or incurred by the Indemnified Person as a result of or based upon or arising from any inaccuracy in or breach or non-performance of any of the representations, warranties, covenants or agreements made by any Seller Party in or pursuant to the Transaction Documents or any fraud or willful misconduct for any Seller Party in connection with the transactions contemplated by the Transaction Documents. This Section 8.15 shall survive any termination of this Agreement.

SECTION 8.16 Independent Nature of Investors’ Obligations and Rights.

The obligations of each Investor under this Agreement and the other Transaction Documents are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

SECTION 8.17 No Third Parties’ Rights.

A person who is not a party to this Agreement has no right under the Contracts (Right of Third Parties) Ordinance (Cap. 623) of Hong Kong (the “Third Party Ordinance”) to enforce any term of this Agreement but this shall not affect any right or remedy which exists or is available apart from the Third Party Ordinance. The consent of any such person not being a party to this Agreement shall not be required for any amendment or modification to, or termination of, this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

Genetron Holdings Limited (泛生子基因（控股）有限公司)
/s/ Seal of Genetron Holdings Limited

/s/ Genetron Holdings Limited
By:	/s/ Wang Sizhen
Name:	Wang Sizhen
Title:	Director

THE HK CO.:

Genetron Health (Hong Kong) Company Limited
(泛生子基因(香港)有限公司)
/s/ Seal of Genetron Health (Hong Kong) Company Limited

By:	/s/ Wang Sizhen
Name:	Wang Sizhen
Title:	Director

THE WFOE:

Genetron (Tianjin) Co., Ltd. (天津泛生子有限公司)（Seal）
/s/ Seal of Genetron (Tianjin) Co., Ltd.

By:	/s/ Wang Sizhen
Name:	Wang Sizhen
Title:	Legal Representative

THE PRC AFFILIATE:

Genetron Health (Beijing) Co., Ltd. (北京泛生子基因科技有限公司)（Seal ）
/s/ Seal of Genetron Health (Beijing) Co., Ltd.

By:	/s/ Wang Sizhen
Name:	Wang Sizhen
Title:	Legal Representative

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE BVI COMPANY:

FHP Holdings Limited

By:	/s/ Wang Sizhen
Name:	Wang Sizhen
Title:	Director

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS:

/s/ Wang Sizhen
Name:	Wang Sizhen

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS:

/s/ Yan Hai
Name:	Yan Hai

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDERS:

/s/ He Weiwu
Name:	He Weiwu

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

EASY BENEFIT INVESTMENT LIMITED

By:	/s/ Kung Hung Ka
Name:	Kung Hung Ka
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

EASY BEST INVESTMENT LIMITED

By:	/s/ Kung Hung Ka
Name:	Kung Hung Ka
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

SUPERPOWER INVESTMENTS LTD.

By:	/s/ Stone Shi
Name:	Stone Shi
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

CrowdBees Holdings Limited

By:	/s/ Cai Cong
Name:	Cai Cong
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

J&K BIOTECH INVESTMENT CO. LTD.

By:	/s/ Zhu Jing
Name:	Zhu Jing
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

IN Healthcare Limited

By:	/s/ Zheng Yufen
Name:	Zheng Yufen
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Parkland Medtech Limited

By:	/s/ Xu Hang
Name:	Xu Hang
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Genetron Discovery Holdings Limited
/s/ Seal of Genetron Discovery Holdings Limited

By:	/s/ Jiao Yuchen
Name:	JIAO Yuchen
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Genetron Alliance Holdings Limited
/s/ Seal of Genetron Alliance Holdings Limited

By:	/s/ Wang Sizhen
Name:	WANG Sizhen
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Tianjin Genetron Jun’an Business Management Partnership (Limited Partnership)
天津今创君安企业管理合伙企业（有限合伙）（ Seal）
/s/ Seal of Tianjin Genetron Jun’an Business Management Partnership (Limited Partnership)

By:	/s/ Wang Sizhen
Name:	WANG Sizhen（王思振）
Title:	Authorized Signatory

Tianjin Genetron Juncheng Business Management Partnership (Limited Partnership)
天津今创君成企业管理合伙企业（有限合伙）（ Seal）
/s/ Seal of Tianjin Genetron Juncheng Business Management Partnership (Limited Partnership)

By:	/s/ Wang Sizhen
Name:	Wang Sizhen
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Tianjin Kangyue Business Management Partnership (Limited Partnership)
天津康悦企业管理合伙企业（有限合伙） （Seal）
/s/ Seal of Tianjin Kangyue Business Management Partnership (Limited Partnership)

By:	/s/ Wu Xia
Name:	Wu Xia
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Tianjin Yuanjufu Business Management Partnership (Limited Partnership)
天津源聚福企业管理合伙企业（有限合伙） （Seal）
/s/ Seal of Tianjin Yuanjufu Business Management Partnership (Limited Partnership)

By:	/s/ Wei Zhe
Name:	WEI Zhe
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Tianjin Tianshu Xingfu Corporation Management L.P.
天津天枢幸福企业管理合伙企业（有限合伙） （Seal）
/s/ Seal of Tianjin Tianshu Xingfu Corporation Management L.P.

By:	/s/ Sun Junjie
Name:	Sun Junjie
Title:	Authorized Signatory

Signature Page of Shares Purchase Agreement